Exhibit 99.1

Ondas Holdings Inc. Prices $200 Million Offering of Common Stock

BOSTON, MASSACHUSETTS / ACCESS Newswire / September 9, 2025 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks, today announced that it has priced its underwritten offering of 40,000,000 shares of its common stock. The offering price of each share of common stock is $5.00. Ondas expects the gross proceeds from this offering to be $200 million, before deducting the underwriting discount and other estimated offering expenses. Ondas intends to use the net proceeds from this offering for corporate development and strategic growth, including acquisitions, joint ventures, and investments. Ondas has granted the underwriters a 30-day option to purchase up to 6,000,000 additional shares of its common stock. Ondas expects to close the offering, subject to the satisfaction of customary conditions, on or about September 10, 2025.

Oppenheimer & Co. Inc. is acting as the lead book-running manager for the offering. Stifel is acting as the joint book-running manager for the offering. Maxim Group LLC, Northland Capital Markets, Ladenburg Thalmann & Co. Inc. and Lake Street Capital Markets, LLC are acting as co-managers for the offering.

An automatic shelf registration statement on Form S-3ASR (File No. 333-290121) relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission (“SEC”) and was automatically effective upon filing on September 9, 2025. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the shares being offered may also be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares, nor will there be any sale of the shares in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected timing or completion of the offering, the expected gross proceeds therefrom and the intended use of net proceeds therefrom. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the offering. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. There can be no assurance that we will be able to complete the offering on the anticipated terms or at all. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

SOURCE: Ondas Holdings Inc.